Exhibit 99.1

Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2010
SECOND QUARTER RESULTS
Long Beach, Calif., September 3, 2009 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2010 second quarter ended July 31, 2009.
Fiscal Second Quarter 2010 vs. 2009 Results:
•	Revenues decreased 33 percent to $840.5 million from $1,255.1 million.
•	Net revenues (revenues minus purchased transportation costs) decreased 18 percent to $339.4 million from $416.0 million.
•	Operating income decreased 49 percent to $22.4 million from $43.6 million.
•
Income from continuing operations attributable to UTi Worldwide Inc. was $11.8 million, or $0.12 per diluted share, compared to $28.5 million, or $0.28 per diluted share. Severance and related charges had a negative impact in the current period of approximately $0.02 per diluted share. Currency translation reduced the current period results by an additional $0.01 per diluted share.

•	Cash flow from operations increased 44 percent to $51.5 million from $35.7 million.
Eric W. Kirchner, chief executive officer, said, “While I am not satisfied with the quarter’s results, we are on track with our sales initiatives and transformation efforts, and they are expected to drive improvement in the future. Results in the quarter continued to be impacted by weak economic and industry conditions. But the pace of volume declines moderated throughout the quarter, primarily due to seasonal factors. It is too early to say that conditions have begun to improve, but the environment appears to be more stable than we have seen in some time, albeit at levels that are lower than the prior year. Lower purchased transportation costs mitigated the impact of declining volumes, but more recently these costs have begun to increase, consistent with the seasonal build.
“On a constant currency basis with the fourth quarter, adjusted operating expenses declined at a rate consistent with our cost reduction goal for fiscal 2010. Despite the difficult climate, we were able to improve our overall operating margin on a sequential basis. Our contract logistics business continued to improve and margins in this segment increased again in the second quarter. Cash flow continues to be strong as we focus on managing our working capital. Our pipeline is healthy and we have signed significant new business in the quarter, including what we expect to be the largest single freight forwarding win in the company’s history, which is scheduled to begin shipping later this month.”

The decrease in revenues in the 2010 fiscal second quarter compared to the prior-year second quarter was due to the continued declines in forwarding and logistics volumes compared to the prior year, as well as currency fluctuations. On an organic, constant currency basis, adjusted net revenue declined 11 percent in the 2010 second quarter compared to the second quarter a year ago.
Operating expenses in the second quarter of fiscal 2010, excluding purchased transportation costs, were $317.0 million, representing a decrease of 15 percent compared to operating expenses in the same period last year. The decrease reflects lower costs associated with the declining volumes, currency fluctuations, and benefits achieved through cost reduction efforts. Operating expenses in the fiscal 2010 second quarter included severance and related charges totaling $2.7 million.
Kirchner continued, “The company anticipated the weak volume environment and proactively took steps to reduce annualized operating expenses, excluding purchased transportation costs, in fiscal 2010 by $50 million compared to the company’s fiscal 2009 fourth quarter adjusted operating expense level (the fourth quarter run-rate).”
Reported expenses in the fiscal 2010 second quarter were higher than the fourth quarter run-rate due to the weakening U.S. dollar, a small acquisition completed since the fourth quarter, and severance and related charges. Excluding these items, on an organic, constant currency basis, operating expenses in the fiscal 2010 second quarter were $13.1 million less than the fiscal 2009 fourth quarter run-rate.
The company reported operating income in the fiscal 2010 second quarter of $22.4 million, which represented 6.6 percent of net revenues. This compares to operating income in the year-ago second quarter of $43.6 million, or 10.5 percent of net revenues.
Investor Conference Call:
UTi management will host an investor conference call today, September 3, 2009, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2010 second quarter. Investment professionals are invited to participate in the live call by dialing 877-570-6091 (domestic) or 702-696-4824 (international) using conference ID 25707632. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through September 11, 2009, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 25707632.

About UTi Worldwide:
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to revenue and net revenue growth adjusted to exclude the impact of dispositions and acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods, and to operating expenses adjusted to exclude purchased transportation costs, certain severance and related charges and the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.

Safe Harbor Statement:
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of the macroeconomic environment, its sales initiatives and business transformation efforts and the anticipated impact thereof, the commencement of the company’s recent freight forwarding win, and the outlook for the future. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the global economic slowdown that is adversely affecting trade volumes and the financial condition of many of the company’s customers; planned or unplanned consequences of the company’s sales initiatives and business transformation efforts; the demand for the company’s services; the impact of cost reduction measures recently undertaken by the company; the costs and impact of the company’s information technology restructuring plan; integration risks associated with acquisitions; increased competition; the impact of volatile fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	July 31,		July 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$270,010	$456,359	$509,298	$905,514
Ocean freight forwarding	205,548	333,956	397,614	627,459
Customs brokerage	23,363	30,512	43,312	58,657
Contract logistics	157,736	177,410	300,662	342,213
Distribution	104,514	156,327	203,014	305,706
Other	79,331	100,523	154,958	199,988

Total revenues	840,502	1,255,087	1,608,858	2,439,537

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	197,906	358,361	373,262	719,487
Ocean freight forwarding	162,865	279,779	315,275	528,444
Customs brokerage	1,564	2,026	2,682	3,555
Contract logistics	28,787	24,962	52,178	45,835
Distribution	69,399	114,716	135,898	220,073
Other	40,615	59,262	80,690	116,659

Staff costs	186,663	222,731	362,466	439,423
Depreciation and amortization	10,491	11,016	20,345	21,205
Amortization of intangible assets	2,812	3,079	5,449	6,181
Restructuring charges	—	—	1,231	6,036
Other operating expenses	116,992	135,544	219,122	265,358

Total operating expenses	818,094	1,211,476	1,568,598	2,372,256

Operating income	22,408	43,611	40,260	67,281
Interest expense, net	(2,298)	(4,043)	(5,751)	(8,598)
Other (expense)/income, net	(796)	193	(998)	633

Pretax income	19,314	39,761	33,511	59,316
Provision for income taxes	5,907	10,034	10,224	15,455

Income from continuing operations, net of tax	13,407	29,727	23,287	43,861

Discontinued operations:
Operating (loss)/income, net of tax	—	(105)	—	100
Gain on sale, net of tax	—	5,316	—	5,316

Net income	13,407	34,938	23,287	49,277
Net income attributable to noncontrolling interests	1,652	1,192	1,687	1,989

Net income attributable to UTi Worldwide Inc.	$11,755	$33,746	$21,600	$47,288

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders:
Continuing operations	$0.12	$0.29	$0.22	$0.42
Discontinued operations	—	0.05	—	0.06

	$0.12	$0.34	$0.22	$0.48

Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders:
Continuing operations	$0.12	$0.28	$0.21	$0.41
Discontinued operations	—	0.05	—	0.06

	$0.12	$0.33	$0.21	$0.47

Number of weighted-average common shares outstanding used for per share calculations:
Basic shares	99,930,796	99,350,699	99,796,544	99,262,635
Diluted shares	100,956,130	100,988,262	100,963,105	100,843,762
Amounts attributable to UTi Worldwide Inc. common shareholders:
Income from continuing operations, net of tax	$11,755	$28,535	$21,600	$41,872
Discontinued operations:
Operating (loss)/income, net of tax	—	(105)	—	100
Gain on sale, net of tax	—	5,316	—	5,316

Net income	$11,755	$33,746	$21,600	$47,288

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	January 31,
	2009	2009
	(Unaudited)

Assets

Cash and cash equivalents	$317,528	$256,869
Trade receivables, net	633,750	645,275
Deferred income taxes	23,556	19,192
Other current assets	112,227	79,869

Total current assets	1,087,061	1,001,205

Property, plant and equipment, net	179,242	163,441
Goodwill and other intangible assets, net	475,103	442,691
Investments	3,205	2,940
Deferred income taxes	21,882	23,831
Other non-current assets	19,695	14,578

Total assets	$1,786,188	$1,648,686

Liabilities & Equity

Bank lines of credit	$62,402	$69,978
Short-term borrowings	8,508	6,899
Current portion of long-term borrowings	66,666	66,666
Current portion of capital lease obligations	16,144	15,878
Trade payables and other accrued liabilities	622,723	593,271
Income taxes payable	11,127	10,425
Deferred income taxes	2,249	2,493

Total current liabilities	789,819	765,610

Long-term borrowings, excluding current portion	133,062	115,747
Capital lease obligations, excluding current portion	22,017	20,754
Deferred income taxes	28,610	27,542
Retirement fund obligations	6,501	6,947
Other non-current liabilities	21,688	19,116

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	455,415	450,553
Retained earnings	360,061	338,461
Accumulated other comprehensive loss	(52,431)	(112,268)

Total UTi Worldwide Inc. shareholders’ equity	763,045	676,746
Noncontrolling interests	21,446	16,224

Total equity	784,491	692,970

Total liabilities and equity	$1,786,188	$1,648,686

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	July 31,
	2009	2008
	(Unaudited)	(Unaudited)

Operating Activities:
Net income	$23,287	$49,277
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation costs, net	4,375	5,444
Depreciation and amortization	20,345	21,429
Amortization of intangible assets	5,449	6,181
Deferred income taxes	320	(5,754)
Uncertain tax positions	—	(1,918)
Gain on sale of subsidiaries	—	(5,316)
Tax benefit relating to share-based compensation	789	413
Excess tax benefit from share-based compensation	—	(235)
Gain on disposal of property, plant and equipment	(6,428)	(227)
Other	(715)	77
Net changes in operating assets and liabilities	18,880	(55,641)

Net cash provided by operating activities	66,302	13,730

Investing Activities:
Purchases of property, plant and equipment	(16,752)	(30,985)
Proceeds from disposal of property, plant and equipment	10,949	1,828
Decrease in other non-current assets	504	3,892
Acquisitions and contingent earn-out payments	(2,043)	(30,360)
Other	352	(3,630)

Net cash used in investing activities	(6,990)	(59,255)

Financing Activities:
(Decrease)/increase in bank lines of credit	(34,659)	34,989
(Decrease)/increase in short-term borrowings	(2,124)	114
Proceeds from issuance of long-term borrowings	56,498	—
Repayment of long-term borrowings	(36,956)	(311)
Debt issuance costs	(4,206)	—
Repayment of capital lease obligations	(10,737)	(13,895)
Dividends paid to noncontrolling interests	(998)	(526)
Net proceeds from issuance of ordinary shares	489	2,936
Excess tax benefit from share-based compensation	—	235
Dividends paid	—	(6,141)

Net cash (used in)/provided by financing activities	(32,693)	17,401

Effect of foreign exchange rate changes on cash and cash equivalents	34,040	5,324

Net increase/(decrease) in cash and cash equivalents	60,659	(22,800)
Cash and cash equivalents at beginning of period	256,869	289,141

Cash and cash equivalents at end of period	$317,528	$266,341

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$539,364	$301,138	$—	$840,502

Purchased transportation costs	390,259	110,877	—	501,136
Staff costs	85,397	97,637	3,629	186,663
Depreciation and amortization	3,722	6,664	105	10,491
Amortization of intangible assets	987	1,825	—	2,812
Other operating expenses	38,313	71,403	7,276	116,992

Total operating expenses	518,678	288,406	11,010	818,094

Operating income/(loss)	$20,686	$12,732	$(11,010)	22,408

Interest expense, net				(2,298)
Other expense, net				(796)

Pretax income				19,314
Provision for income taxes				5,907

Net income				13,407
Net income attributable to noncontrolling interests				1,652

Net income attributable to UTi Worldwide Inc.				$11,755

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$876,136	$378,951	$—	$1,255,087

Purchased transportation costs	681,855	157,251	—	839,106
Staff costs	102,889	117,563	2,279	222,731
Depreciation and amortization	3,903	7,029	84	11,016
Amortization of intangible assets	845	2,234	—	3,079
Other operating expenses	47,702	83,079	4,763	135,544

Total operating expenses	837,194	367,156	7,126	1,211,476

Operating income/(loss)	$38,942	$11,795	$(7,126)	43,611

Interest expense, net				(4,043)
Other income, net				193

Pretax income				39,761
Provision for income taxes				10,034

Income from continuing operations, net of tax				29,727
Discontinued operations, net of tax				(105)
Gain on sale, net of tax				5,316

Net income				34,938
Net income attributable to noncontrolling interests				1,192

Net income attributable to UTi Worldwide Inc.				$33,746

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$1,032,954	$575,904	$—	$1,608,858

Purchased transportation costs	749,623	210,362	—	959,985
Staff costs	166,302	189,015	7,149	362,466
Depreciation and amortization	7,349	12,792	204	20,345
Amortization of intangible assets	1,813	3,636	—	5,449
Restructuring charges	—	—	1,231	1,231
Other operating expenses	76,178	136,894	6,050	219,122

Total operating expenses	1,001,265	552,699	14,634	1,568,598

Operating income/(loss)	$31,689	$23,205	$(14,634)	40,260

Interest expense, net				(5,751)
Other expense, net				(998)

Pretax income				33,511
Provision for income taxes				10,224

Net income				23,287
Net income attributable to noncontrolling interests				1,687

Net income attributable to UTi Worldwide Inc.				$21,600

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$1,702,329	$737,208	$—	$2,439,537

Purchased transportation costs	1,332,379	301,674	—	1,634,053
Staff costs	202,060	232,673	4,690	439,423
Depreciation and amortization	7,715	13,323	167	21,205
Amortization of intangible assets	1,690	4,491	—	6,181
Restructuring charges	2,382	3,654	—	6,036
Other operating expenses	89,280	166,357	9,721	265,358

Total operating expenses	1,635,506	722,172	14,578	2,372,256

Operating income/(loss)	$66,823	$15,036	$(14,578)	67,281

Interest expense, net				(8,598)
Other income, net				633

Pretax income				59,316
Provision for income taxes				15,455

Income from continuing operations, net of tax				43,861
Discontinued operations, net of tax				100
Gain on sale, net of tax				5,316

Net income				49,277
Net income attributable to noncontrolling interests				1,989

Net income attributable to UTi Worldwide Inc.				$47,288

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2009
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$202,916	$59,994	$59,140	$38,423	$2,553
Americas	113,623	157,439	35,295	87,530	4,431
Asia Pacific	160,965	9,479	36,184	6,627	11,075
Africa	61,860	74,226	18,486	57,681	15,359
Corporate	—	—	—	—	(11,010)

Total	$539,364	$301,138	$149,105	$190,261	$22,408

	Three months ended July 31, 2008
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$311,056	$70,524	$80,658	$44,607	$14,482
Americas	171,755	220,133	43,706	114,836	14,843
Asia Pacific	292,042	9,141	45,622	5,814	13,518
Africa	101,283	79,153	24,295	56,443	7,894
Corporate	—	—	—	—	(7,126)

Total	$876,136	$378,951	$194,281	$221,700	$43,611

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2009
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges

EMENA	$386,748	$113,550	$109,926	$75,310	$1,224	$—
Americas	219,711	309,384	69,360	172,920	7,558	—
Asia Pacific	306,480	16,788	69,498	11,799	19,120	—
Africa	120,015	136,182	34,547	105,513	26,992	—
Corporate	—	—	—	—	(14,634)	1,231

Total	$1,032,954	$575,904	$283,331	$365,542	$40,260	$1,231

	Six months ended July 31, 2008
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges

EMENA	$593,289	$138,405	$150,284	$84,996	$20,006	$1,572
Americas	331,545	429,380	85,228	230,258	20,729	3,737
Asia Pacific	580,790	16,793	87,283	10,948	23,801	240
Africa	196,705	152,630	47,155	109,332	17,323	487
Corporate	—	—	—	—	(14,578)	—

Total	$1,702,329	$737,208	$369,950	$435,534	$67,281	$6,036

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	revenues		Net revenues

Three months ended July 31, 2008	$1,255,087		$415,981
Add: Acquisitions impact (1)	9,531		4,791
Less: Dispositions impact (2)	(7,751)		(7,747)
Less: Currency impact (3)	(65,314)		(27,328)

Organic growth	(351,051)	(28)%	(46,331)	(11)%

Three months ended July 31, 2009	$840,502		$339,366

(1)	Relates to revenues in the current period for businesses acquired from May 2008.

(2)	Relates to revenues in the corresponding prior period for businesses exited through the Company’s previously announced cost reduction plans.

(3)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	revenues		Net revenues

Six months ended July 31, 2008	$2,439,537		$805,484
Add: Acquisitions impact (1)	16,764		9,169
Less: Dispositions impact (2)	(22,551)		(22,103)
Less: Currency impact (3)	(169,042)		(71,986)

Organic growth	(655,850)	(27)%	(71,691)	(9)%

Six months ended July 31, 2009	$1,608,858		$648,873

(1)	Relates to revenues in the current period for businesses acquired from February 2008.

(2)	Relates to revenues in the corresponding prior period for businesses exited through the Company’s previously announced cost reduction plans.

(3)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.

UTi Worldwide Inc.
Operating Expenses Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our fiscal 2010 operating expenses in comparison to our adjusted fourth quarter fiscal year 2009 operating expenses:

	Three months ended		Six months ended
	July 31, 2009	April 30, 2009	July 31, 2009

Total operating expenses	$818,094	$750,504	$1,568,598
Less: Purchased transportation costs	(501,136)	(458,849)	(959,985)

Subtotal	316,958	291,655	608,613

Less: Acquisition impact	(4,404)	(4,157)	(8,561)
Less: Severance, restructure and other charges	(2,665)	(6,404)	(9,069)
Less: Gain on sale of property	—	6,271	6,271
Less: Currency impact	(16,984)	3,232	(13,752)

Adjusted operating expenses	$292,905	$290,597	$583,502

	Three months ended
	January 31, 2009

Total operating expenses	$991,904
Less: Purchased transportation costs	(561,379)

Subtotal	430,525

Less: Severance, restructure and other charges	(14,576)
Less: Goodwill impairment	(109,941)

Adjusted operating expenses	$306,008	$306,008	$612,016

Savings over fourth quarter fiscal year 2009 operating expenses	$13,103	$15,411	$28,514